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                                                                    EXHIBIT 23.2

                   Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 17, 1999, included in CDnow, Inc.'s Form 8-KA filed on May 18, 1999 and our report dated February 12, 1998, included in the Company's Form S-4 filed on February 16, 1999.





Philadelphia, Pennsylvania
May 18, 1999